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            TRUST                            FUND NAME                  CUSIP
-----------------------------  -------------------------------------  ---------
Columbia Funds Series Trust    Columbia Convertible Securities Fund   75508AAA4
Columbia Funds Series Trust    Columbia Convertible Securities Fund   00170F308
Columbia Funds Series Trust    Columbia Convertible Securities Fund   436440AA9

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                                                                                            NOTE/ BOND/   PURCHASE      SELLING
            TRUST                             ISSUER/ SECURITY DESCRIPTION                    EQUITY        DATE        BROKER
-----------------------------  -----------------------------------------------------------  -----------  ----------  -------------
Columbia Funds Series Trust    Rayonier Trust Holding Inc Convertible Notes 3.75% 10/15/12  Bond         10/10/2007  Credit Suisse
Columbia Funds Series Trust    AMG Capital Trust. 5.15% 10/15/2037                          Equity       10/12/2007  Merrill Lynch
Columbia Funds Series Trust    Hologic Inc Convertible Bond 12/15/37                        Note          12/4/2007  Goldman Sachs

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                                FACE VALUE
                               BOND / # OF                 AMOUNT
                                  SHARES    SHARE PRICE   PAID BY
            TRUST               PURCHASED       /PAR        FUND     FYE
-----------------------------  -----------  -----------  ---------  ----
Columbia Funds Series Trust     1,000,000     100.0000   1,000,000  2/28
Columbia Funds Series Trust       100,000      49.5000   4,950,000  2/28
Columbia Funds Series Trust     3,990,000     100.0000   3,990,000  2/28
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